Exhibit 10.6

COMMERCIAL SUBLEASE AGREEMENT

This Commercial Sublease Agreement ("Lease") is made this 5th day of November, 2020 by and between RDH Investments, LLC ("Landlord"), and PDL BioPharma, Inc. ("Tenant”).

Landlord makes available for lease a portion of the Building designated as Suite 100 (the “Premises”), containing approximately 1,750± rentable square feet as highlighted in Exhibit B. Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord for the term, at the rental rate and upon the covenants, conditions and provisions herein set forth. It is acknowledged hereby that Tenant has visually inspected the Premises and all floor area measurements are approximate and Landlord assumes no liability for any variance.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Lease Term:

A. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the same from Landlord, for a "Lease Term" of twenty five and one half (25.5) Months. The lease Commencement shall be November 15, 2020 (“Lease Commencement Date”). Lease shall terminate December 31, 2022.

B. Landlord shall use its best efforts to grant Tenant possession as nearly as possible to the beginning of the Lease Term or before. If Landlord is unable to provide the Premises in a timely manner, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay. Lease Commencement shall be November 15, 2020 (“Lease Commencement Date”) and rent commencement shall begin January 1, 2021.

2. Option Term:

Tenant shall have the right to exercise one (1) six (6) month option to extend the term under this Lease with escalations at then fair market value, by providing Landlord with at least ninety (90) days written notice prior to the lease termination date.

3. Lease Commencement:

Lease Commencement shall be November 15, 2020 (“Lease Commencement Date”). Tenant shall have early access to install data, phone and other equipment after full execution of this lease, and to start tenant improvements as needed. Tenant shall provide the appropriate insurance certificates to Landlord before Landlord grants access.

4. Holding Over:

If after expiration of the Lease Term or any Option Terms, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a Tenant from month to month only, upon all the provisions of this Lease, except that the monthly rental rate shall be One Hundred Ten percent (110%) of rental rate specified for 2022 specified below. If either party desires to terminate such month to month tenancy, it shall give the other party not less than ninety (90) days advance written notice of the date of termination.

5. Rent Commencement:

A. Tenant shall pay to Landlord first month rent of $$3,062.50 and a "Security Deposit" equal to the amount of Six Thousand One Hundred Twenty Five Dollars and no Cents ($6,125.00), due at Lease execution.

B. Tenant is to be provided one and one half (1.5) months free of rent. Rent shall commence January 1, 2021. Tenant shall be responsible for utilities for the full term of the lease.

C. Rent shall increase three percent (3%) each year after first year.

D. Tenant shall pay to Landlord during the Lease Term rent in monthly installments per the following schedule:

Dates	Rent per Month	Total Rent
November 15, 2020- – December 31, 2020	Abated	Abated
January 1, 2021 – December 31, 2021	$3,062.50	$36,750.00
January 1, 2022 – December 31, 2022	$3,154.38	$37,852.56

E. Starting January 1, 2021, each rent installment payment shall be due in advance on the first day of each calendar month during the Lease Term to Landlord at c/o Paradise Cruise, 1540 South King Street, Honolulu, HI 96826 or at such other place designated by written notice from Landlord or Tenant. The rent payment amount for any partial calendar months included in the Lease Term shall be prorated on a daily basis.

6. Use:

The Premises shall be used for Professional Administrative Office.

Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful or use the Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, or device.

7. Sublease and Assignment:

Tenant shall not sublease all or any part of the Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed.

Landlord may at any time assign or transfer its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell or transfer its interest in the building. Tenant agrees to attorn to the assignee, transferee or purchaser from Landlord from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance, by and between Tenant and such assignee, transferee or purchaser. For the avoidance of doubt, any assignment, transfer or sale of the building or the Lease shall not have any effect on the terms of the Lease.

8. Repairs & Tenant Improvements:

A. Tenant has performed a walk through inspection of the premises and is unaware of any condition such that the premises are not currently or with Tenant’s proposed improvements in tenantable and good condition. Tenant further agrees upon termination or expiration of this Lease to deliver up possession of the Premises in as good order, condition and repair as they were in at the time Tenant entered into possession thereof, reasonable wear and tear excepted, free of Tenant's personal property, garbage and other waste, and to return the keys to the Landlord. Tenant’s occupancy is not an acceptance of any latent or hidden conditions of the premises that could result in significant impairment to habitability thereof.

B. Landlord shall deliver the Premises in “as is” condition, subject to the preceding paragraph A regarding latent or hidden conditions of the premises that could result in significant impairment to the habitability thereof. Tenant, at Tenant’s sole cost and expense, and at Landlord’s written consent, shall be responsible for all construction and improvements to the Leased Premises as provided in the following paragraph and in Exhibit B (the “Tenant Improvements”).

Immediately following Tenant’s acceptance of the Premises and conditioned upon Landlord‘s prior review of specifications and written approval, Tenant, utilizing the services of a competent licensed contractor, shall make the following improvements to the Premises: Install (1) a wall in the conference room; (2) insulate wall and ceiling above grid; (3) install the appropriate electrical and appropriate switches to allow for separate lighting control in new open space; (4) modify safety systems as a required by code; (5) acquire the appropriate approvals and permits to complete the improvements. These tenant improvements are illustrated in Exhibit B. These and any additional improvements made during the term of this lease shall be the sole cost and expense of the Tenant. In addition, all further tenant improvements performed during the term of this lease exceeding $2,500 must be approved in writing by Landlord prior to commencement of work.

During the Lease Term, Tenant shall make at Tenant's expense, all necessary routine repairs to the interior portion of the Premises. Tenant required repairs shall include such items as superficial damage of floors, walls, ceilings, and other interior, non-structural parts of the

Premises damaged or worn through normal occupancy. Tenant shall have no responsibility for or liability with relation to any damage or unsafe conditions of the foundation, the structural and external components of the Premises (including the entry way and common areas), or for major mechanical systems within or external to the premises (including ventilation and climate control), or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

9. Alterations and Improvements:

With prior written approval of the scope of work, Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner using a licensed contractor and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease Term or placed or installed on the Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

10. Property Taxes:

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease Term on the Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Premises.

11. Insurance:

A. If the Premises or any other part of the Building is damaged by fire or other casualty resulting from any intentional act of Tenant or any of Tenant's agents or employees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises naming the Landlord as additional insured.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection under Nevada law of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof; workers compensation of not less than $500,000 and provide a waiver of subrogation in favor of the other. Landlord and Tenant shall be listed as an additional insured on the respective policy or policies of comprehensive general liability insurance of the other, and each party shall provide the other with current Certificates of Insurance evidencing compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Premises or the Building.

12. Utilities:

Landlord shall pay all standard charges for water, sewer and gas. Tenant’s Premises are separately metered for electricity. Tenant shall pay for any and all electrical charges, security system activation and monitoring charges, internet connectivity charges, telephone and other data service charges. Landlord and Tenant agree to share equally the electricity charges for the common area which includes the Building entry and restrooms; provided that upon the addition of any additional tenants, such amounts shall be charged pro rata between the Landlord and/or Tenants. These shared expenses will be billed monthly upon Landlord’s invoice from NV Energy.

Tenant acknowledges that the Premises are designed to provide standard HVAC, electrical current capable of providing normal electrical capacity for office use and standard office lighting. Tenant shall use commercially reasonable efforts to not use equipment or devices that overload the wiring or interfere with electrical services to other Tenants and will advise Landlord in the event of any repeated or consistent overload of the wiring and electrical services caused by Tenant’s equipment. Any such required upgrades to accommodate Tenant’s power requirements will be made at Tenant’s cost.

Tenant shall be responsible to pay for the cost of the janitorial expense for Tenant’s suite. Tenant may contract with the building owner’s janitorial service.

13. Signs:

Tenant shall be allowed to have the company name on the door. Landlord shall have the right to hang a sign in the lobby indicating where the suite is located. Tenant shall be allowed to place their name, logo and suite number on building standard signage at the suite entrance with landlord’s approval and in accordance with Building’s Rules and Regulations, at Tenant’s sole expense. All signage shall be at Tenant’s sole expense.

When Tenant vacates Premises, Tenant shall repair all damage, if any, to the Premises resulting from the removal of signs installed by Tenant.

14. Entry & Security:

Tenant shall have building access 24 hours a day, 365 days a year. Tenant shall provide and maintain Tenant’s own security system within Tenant’s Premises. Tenant’s Security Systems shall not interfere with normal building operations or disturb other tenants. Tenant shall be provided two (2) keys to Premises and may make copies as additional keys are required.

Additional keys can be made upon request at the actual cost of keying. If keys are lost, Tenant will be responsible for the cost of rekeying the cylinder and replacement keys.

Upon prior notice, Landlord shall have the right to enter upon the Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Premises. Tenant shall not unreasonably withhold consent to the Landlord to enter the Premises in order to inspect same, make necessary or agreed repairs or improvements, supply necessary or agreed services, or exhibit the Premises to prospective or actual purchasers, mortgagees, tenants, workmen, or contractors.

Landlord or his agent may enter the Premises without consent of the Tenant:

(A) At any time in case of emergency ‑ prospective changes in weather conditions that pose a likelihood of danger to the property may be considered an emergency;

(B) On a scheduled basis and between the hours of 8:00 a.m. and 6:00 p.m. for the purpose of providing regularly scheduled periodic services such as changing furnace and air‑conditioning filters, and the like.

Except in cases under item (A) above, the Landlord shall be required to give the Tenant twenty‑four hour notice of his intent to enter.

15. Parking:

During the term of this Lease, Tenant shall have the non‑exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non‑reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Per City of Reno parking code unreserved parking spaces shall be provided within the parking area of the building. Non-complying vehicles upon such event shall be removed at owner’s expense.

16. Building Rules and Regulations:

Tenant will comply with the Rules and Regulations of the Building. The Rules and Regulations adopted by Landlord may be reasonably altered by Landlord, where necessary for the safe and reasonable use of the premises from time to time and Tenant will cause all of its agents, employees, invitees and visitors to abide by such alternations; all changes to such Rules and Regulations will be sent by Landlord to Tenant in writing. The initial rules for the Building are attached hereto as Exhibit “A" and incorporated herein for all purposes. Landlord reserves the right to make such other and further reasonable Rules and Regulations as in his judgment may from time to time be needed or desirable for safety, care and cleanliness of the Premises or Building and the preservation of good order therein.

17. Damage and Destruction:

Subject to Section 11(A) above, if the Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for

Tenant's purposes, then Tenant shall have the right within thirty (30) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Premises, and if such damage does not render the Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease Term that the Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rent and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

18. Default:

Should Tenant fail to pay rent when due, or fail to perform any term hereof, after not less than five (5) days written notice of such default given in the manner required by Nevada law, Landlord, at its option, may terminate all rights of Tenant hereunder, unless Tenant, within said time, shall cure such default. If Tenant abandons or vacates the property while in default of the payment of rent, Landlord may consider any property left on the Premises to be abandoned and may dispose of same in any manner allowed by law. In the event of a default by Tenant, Landlord may elect to (a) continue the Lease in effect and enforce all its rights and remedies hereunder, including the right to recover the rent as it becomes due, or (b) at any time, terminate all of Tenant's rights hereunder and recover from Tenant all damages it may incur by reason of the breach of the Lease, including the cost of recovering the Premises, and including the worth at the time of such termination, or at the time of an award if suit be instituted to enforce this provision, of the amount by which the unpaid rent for the balance of the term exceeds the amount of such lost rent.

At all times hereunder, Landlord shall conduct itself in a manner consistent and in accordance with an obligation to mitigate damages and the duty of good faith and fair dealing owed to Tenant pursuant to this Lease.

19. Interest and Late Charges:

The Tenant acknowledges that the late payment of rent to the Landlord will cause the Landlord to incur costs not contemplated by this Lease, the exact amount of which the Landlord is not capable of determining. Accordingly, if any monthly installment of the annual rent which is not received within (5) days after the due date, the Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue rent. Further, and in addition to any late charges, any sums payable by the Tenant to the Landlord under the terms of this Lease which shall be past due for a period of thirty (30) or more days, shall bear interest from the due date at the rate of twelve percent (12%) per annum or maximum allowable by law. Returned checks shall be subject to a charge of $50.00.

20. Quiet Possession:

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Premises during the term of this Lease.

21. Condemnation:

If any legally, constituted authority condemns the Building or such part thereof which shall make the Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rent as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

22. Subordination:

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises of the Building, and Tenant agrees upon demand to execute such further reasonable and necessary instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may reasonably request. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require relating to the foregoing.

23. Indemnification:

Tenant will save and hold Landlord harmless from all loss, damage, liability or expense resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act or omission of Tenant or any officer, agent, or employee of Tenant in or about the Premises or Building.

24. Cross-indemnification:

Landlord will save and hold Tenant harmless from all loss, damage, liability or expense resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act or omission of Landlord or any officer, agent, employee, of Landlord in or about the Premises or Building.

25. Security Deposit:

Six Thousand One Hundred Twenty Five Dollars and no Cents ($6,125.00).

Landlord shall hold the Security Deposit without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant.

Landlord may assign and deliver the Security Deposit to any purchaser or transferee of Landlord's interest in this Lease or the Premises, and Landlord shall thereupon be released from any obligations related to the Security Deposit provided that such purchaser assumes in writing all of Landlord's obligations under this Lease. Tenant shall thereafter look only to such purchaser for recovery of the Security Deposit.

26. Notice:

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States mail, addressed as follows:

If to Landlord to: Mr. Layne H. Wada
RDH Investments, LLC
1540 South King Street
Honolulu, HI 96826

If to Tenant to:

With a copy to:
______________________________
______________________________
______________________________

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

27. Brokers:

Tenant and Landlord acknowledge that Landlord is represented in this transaction by Ken Stark of Stark & Associates Commercial Real Estate, and that Tenant is represented by Louie Llamas of Stark & Associates in this office lease. Landlord and Tenant acknowledge that they have had no other dealings with any real estate broker or agent other than those aforementioned and it knows of no other broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. The commission earned by the Brokers shall be paid per separate agreement upon full execution of a Lease agreement.

28. Waiver:

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

29. Memorandum of Lease:

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

30. Headings:

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

31. Successors:

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

32. Compliance with Law:

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises.

33. Waiver of Counterclaims and Trial by Jury:

Landlord and Tenant Waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.

34. Final Agreement:

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

35. Governing Law; No Jury Trial; Attorney's Fees and Costs:

This Agreement shall be governed by the laws of the State of Nevada without regard to the conflicts of law provisions thereof and all actions to enforce or interpret this Agreement shall be brought in the courts of the State of Nevada located in Washoe County. Each Party irrevocably submits to the jurisdiction of such courts for the purpose of any suit, action or other proceeding arising out of this Agreement. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTIONS. Should either party be required to bring an action for any relief against the other relating to the recovery of rent, the prevailing party shall be paid its costs and a reasonable sum for attorney's fees.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD: TENANT:
RDH Investments, LLC PDL BioPharma, Inc.

_________________________ _________________________

By: Layne H. Wada By: _____________________

Its: Vice President Its:______________________

Date: November 5, 2020 Date:____________________

OFFICE BUILDING
EXHIBIT A
RULES and REGULATIONS

1.No advertisement, sign, lettering, notice or device shall be placed in or upon the Premises, the Building, or the windows, walls, and exterior doors except such as may be approved in writing by Landlord and as included in the Lease.

2.Lettering upon the directory board and the doors as required by Tenant shall be made by the sign company designated by Landlord, but the costs shall be paid by Tenant. The Building directories will be provided exclusively for the display of the name and location of Tenants and their manager or representative; and Landlord reserves the right to exclude any other names there from.

3.No additional locks shall be placed upon any doors of the Premises, and Tenant agrees not to have any duplicate keys made without the consent of the Landlord. If more than two (2) keys for any door lock are desired, such additional keys shall be paid for by the Tenant.

4.Upon termination of this lease, Tenant shall surrender all keys.

5.The entrances, corridors, and stairways shall not be obstructed by Tenant, or used for any other purpose than ingress or egress to and from the Premises. Tenant shall not bring into or keep an animal within the Building.

6.Tenant shall not disturb other occupants of the Building by making loud, undue, or unseemly noise. Tenant shall not, without Landlord’s written consent, install or operate in or upon the Premises any machinery or machinery causing noise or vibration perceptible outside the Premises. With the exception of standard office equipment, coffee makers, refrigerator, microwave are allowed. No toxic chemical, fuel or explosives shall be brought into the Building.

7.Tenants shall not mark, drive nails, screw or drill into woodwork or plaster, or paint; in any way deface Building or any part thereof, on the Premises or any part thereof or fixtures therein. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be borne by the Tenants. This is not meant to preclude Tenant from hanging pictures, artwork, plaques and related items on walls internal to Premises, as customary in professional offices. Tenant shall be able to bolt down a safe and computer locker in the electrical room within the Premises.

8.Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent such activity.

9.Landlord reserves the right to close and keep locked all the Building entrances and exit doors on Sundays and legal holidays and between the hours of 5:00 p.m. of any day and 7:00 a.m. of the following day and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of the Tenants. Tenant shall have access via key pad access when the building is locked and secured.

10. Landlord assumes no responsibility for and shall not be liable for any damage resulting from any error in regard to any identification of Tenant or its employees and from admission to or exclusion from the Building.

11. The Landlord shall, at his cost and expense, operate the HVAC system on Tenant’s business days. Comfort range of the buildings shall be between a high of 74 degrees to a low of 70 degrees. Tenant shall turnoff lights when not occupying the Premise to conserve energy and assist the Landlord in maintaining reasonable operating expenses of the Premises

12. Tenant shall provide for janitor services throughout the Tenant’s suite at Tenant’s sole cost.

13. Tenant shall exercise care and caution to insure that all water faucets or water apparatuses, electricity and gas are carefully and entirely shut off and all windows closed and doors locked before tenant or its employees leave the Building, so as to prevent waste or damage. The Tenant shall be responsible for any damage to the Premises or Building and for all damage or injuries sustained by other tenants or occupants of the Building arising from the Tenant’s failure to observe this provision.

14. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

15. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed or desirable for safety, care and cleanliness of the Premises or Building and the preservation of good order therein.

OFFICE BUILDING
EXHIBIT B
PREMISES